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                                                                Exhibit 23.5

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the use in this Registration Statement on Form F-1 of our report dated 10 March 1999, except as to the reverse stock split described in
Note 13 which is as of 18 June 1999, relating to the consolidated financial statements of Security Capital U.S. Realty, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" and "Selected Financial Data" in such Prospectus.

/s/ Pricewaterhouse Sarl

PRICEWATERHOUSE SARL


Luxembourg

29 July, 1999